Exhibit 99.2
Trinity Industries, Inc.
Earnings Release Conference Call – Q4 2019
Comments of Jessica Greiner
Vice President, Investor Relations and Communications
February 20, 2020
Thank you, Carolina. Good morning everyone and thank you for joining Trinity Industries’ fourth quarter 2019 financial results conference call. I’m Jessica Greiner, Vice President of Investor Relations and Communications.
I am pleased to welcome Trinity’s new Chief Executive Officer and President, Jean Savage, who will provide some opening remarks today on our call. Eric Marchetto, Senior Vice President and Group President of TrinityRail, will address Trinity’s operations as well as provide insight into our market outlook. Melendy Lovett, Senior Vice President and Chief Financial Officer, will provide the financial highlights and 2020 guidance. Following the prepared remarks, we will hold a Q&A session.
Yesterday after market close, Trinity reported strong fourth quarter and full year results for 2019. In the press release, we also provided our initial guidance and outlook for the full year 2020. During the call today, we will discuss certain non-GAAP measures. Definitions and reconciliations of these measures were provided in the tables of the earnings press release, which is available at the Investor Relations section of our website at www.trin.net.
It is now my pleasure to turn the call over to Jean.
Jean
Eric
Melendy
Q&A Session
Thank you, Carolina, and to all of our investors. That concludes today's conference call. A replay of today’s call will be available after one o'clock eastern standard time through midnight on February 27, 2020. The access number is (402) 220-7233. A replay of the webcast will also be available under the Events and Presentations page on our Investor Relations website located at www.trin.net.
We look forward to visiting with you again on our next conference call. Thank you for joining us this morning.